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                                                     Exhibit 99.1

            (Company logo appears here)
            Pennsylvania Power & Light Company
            Two North Ninth Street
            Allentown, PA   18101
            610/774-5151


John R. Biggar
Vice President - Finance
610/774-5613
FAX:  610/774-5106



                                     April 1, 1997

Members of the Investment Community:


              Re:  PP&L's Restructuring Plan

	In accordance with the provisions of Pennsylvania's Electricity Generation Customer Choice and Competition Act ("Customer Choice Act"), Pennsylvania Power & Light Company filed its Restructuring Plan with the Pennsylvania Public Utility Commission on April 1, 1997. Under the provisions of the Customer Choice Act, the PUC is required to take action on the Restructuring Plan by the end of 1997.

	The Restructuring Plan provides a framework for a smooth transition from today's regulated prices to a marketplace in which customers will have the ability to have direct access to the generation supplier of their choice.

Calculation of Stranded Costs

	Under the Customer Choice Act, the PUC is authorized to determine the level of stranded costs for each electric utility and provide a mechanism for recovery of an appropriate amount of stranded costs in accordance with the standards established by the Customer Choice Act. That mechanism is a non-bypassable competitive transition charge ("CTC") to be paid by all PUC-jurisdictional customers who receive transmission and distribution service from the Company.

	Stranded costs are defined in the Customer Choice Act as "an electric utility's known and measurable net electric generation-related costs, determined on a net present value basis over the life of the asset or liability as part of its restructuring plan, which would have been recoverable under a regulated environment but which may not be recoverable in a competitive generation market and which the Commission determines will remain following mitigation by the electric utility."

	The Restructuring Plan filed by the Company on April 1 includes a claim of $4.6 billion for stranded costs. As provided in the Customer Choice Act, the categories of stranded costs are comprised of:

	1. Net plant investments and costs attributable to existing generation plants and facilities, disposal of spent nuclear fuel, retirement costs attributable to existing non-nuclear generating plants and other transition costs, including employee severance, early retirement, outplacement and related costs for employees who are affected by changes that are expected to occur as a result of restructuring of the electric utility industry;

	2.  Prudently incurred costs related to the
cancellation, buyout, buydown or renegotiation of NUG contracts; and

	3. Regulatory assets and other deferred charges typically recoverable under current regulatory practice and cost obligations under PUC-approved contracts with NUGs.

	The Company's calculation of $4.6 billion of stranded costs is higher than previous public estimates published by other firms for several reasons. Those estimates were not prepared in accordance with the methodology required by the Customer Choice Act. In addition, the public estimates excluded certain elements of cost, such as fossil decommissioning costs, capital additions to generating facilities over the remainder of their useful lives and allocated administrative and general costs. Finally, the Company is currently projecting a lower market price of electricity than what was assumed in those estimates of stranded costs.

	The Company's estimate of stranded costs for the Susquehanna nuclear plant and for its fossil generation plants was calculated by comparing the annual revenue requirements under a regulated environment for each generating plant with the annual revenues that plant would be expected to receive from the sale of its output using projected market prices of electricity developed by an independent expert for each year beginning January 1, 1999 to the end of that plant's useful life. A PUC-jurisdictional percentage was applied to the annual excess or deficiency. The resulting stream of excesses or deficiencies was discounted to present value using a discount rate of 7.92% -- the Company's weighted after-tax cost of capital at December 31, 1996.

	NUG stranded costs were determined by comparing the difference between the contract cost of energy required to be purchased from non-utility generators under contracts in place (beginning January 1, 1999 through the end of the contract term) and the projected market prices of electricity for the energy required to be purchased under those NUG contracts. This difference was adjusted for the PUC-jurisdictional portion and discounted at the Company's weighted after-tax cost of capital to determine the present value at January 1, 1999. Stranded NUG costs also include the present value of payments occurring after December 31, 1998 to buy out two NUG contracts.

	The Company's calculation of stranded costs related to regulatory assets is the present value at January 1, 1999 of the PUC-jurisdictional portion of regulatory assets that relate to generation. Among other things, these regulatory assets include unrecovered energy costs, postretirement benefits other than pensions, taxes recoverable, deferred Susquehanna operating and carrying costs, retired miners' health care costs and voluntary early retirement costs.

	In determining the appropriate amount of stranded cost recovery, the Customer Choice Act requires the PUC to consider the extent to which an electric utility has taken steps to mitigate generation-related stranded costs by appropriate means that are reasonable under the circumstances. Mitigation efforts undertaken over time prior to the enactment of the Customer Choice Act are to be considered of equal importance by the PUC in determining an electric utility's stranded costs as actions taken after the passage of the Customer Choice Act.

PP&L's Mitigation Efforts

	Mitigation describes any efforts by a utility to reduce costs or increase revenues (other than by rate increases), both historically and prospectively, and thereby reduce its stranded costs. Historic mitigation refers to past efforts to reduce costs and increase revenues. The effect of these historic efforts is reflected in the level of a utility's current rates and its corresponding level of stranded costs. Future mitigation refers to prospective plans and efforts during the transition period and thereafter to reduce costs or increase revenues, which will further reduce a utility's stranded cost claim.

	Utilities that have been successful in controlling costs in the past will have lower current rates and correspondingly lower stranded costs. Utilities, such as the Company, have already accomplished significant mitigation by controlling costs and have passed the benefits of lower costs through to ratepayers over time.

	Cost control and efficient management have been an integral part of the Company's corporate culture for many years, and it has done an outstanding job of controlling costs and rates. The Company's efforts in this regard include refinancings, O&M cost reductions, reductions in planned capital expenditures, employee reductions, inventory reductions, improved nuclear and fossil plant operations, buyouts of NUG contracts and economic development initiatives.

	The result of the Company's past mitigation efforts have resulted in reasonable rates to customers. While it is not possible to quantify the precise savings achieved through these mitigation efforts, the success the Company has achieved can be seen by viewing its rates in perspective over time and comparing those rates to the rates of other utilities.

	The Company's average rate in 1996 was 7.38 cents per kwh, which is only slightly above the 1986 average rate of 7.34 cents per kwh after the Susquehanna Unit No. 2 rate case in 1985. Adjusted for inflation, the Company's rates have declined by more than 25% since 1986. Given the initial 54-month rate cap contained in the Customer Choice Act, this real price decrease will likely continue. Assuming that today's rates remain in place through June 2001 and an annual inflation rate of 2.5%, the Company's rates will have declined, in real terms, by about one-third since 1986.

	Based on the most recent available data, the Company's rates are approximately 7% below the Pennsylvania average.

	In addition to past mitigation efforts, the Company has included in its Restructuring Plan additional cost reductions designed to further reduce its stranded cost claim. These efforts include the Company's planned reduction of capital expenditures by $671 million over the five-year period 1996-2000 compared to the Company's 1995 budget for capital expenditures over that five-year period. The Company has also projected about $513 million of unspecified reductions of future O&M and administrative and general costs.

	With PUC approval, the Company recently concluded arrangements for the buyout of a 100 megawatt NUG contract, and the buyout of a second contract -- 18 megawatts -- is currently awaiting approval by the PUC. These NUG buyouts are not reflected in the Company's current rates and reduce stranded costs by about $100 million.

	In its 1995 rate case with the PUC, the Company filed for, and was granted, the right to extend the lives of its transmission and distribution plant. If the Company had used those longer lives when the transmission and distribution facilities were originally placed in service, the accumulated depreciation for those facilities would have been less than what is currently recorded on the Company's books. In its Restructuring Plan, the Company proposes to take the $205 million difference between the current actual accumulated depreciation and the theoretical accumulated depreciation and transfer it to the accumulated reserve for depreciation associated with the Susquehanna station.

	In total, the Company estimates that its future mitigation efforts have resulted in a reduction in the Company's stranded cost claim by over $1 billion.

Summary of Stranded Cost Calculations

	As set forth in the Restructuring Plan filed with the PUC on April 1, the Company's net mitigated stranded cost claim is $4.6 billion, as summarized below:

                                           Amount
     Category of Stranded Cost     (Millions of Dollars)

            Nuclear Generation            $2,852
            Fossil Generation                718
            NUG Contracts                    657
            Regulatory Assets                384
                                          $4,611

Financial Implications of the Customer Choice Act

	The ultimate impact of the Customer Choice Act on the Company's financial health will depend on numerous factors.
These factors include:

	1. The amount of stranded cost recovery approved by the PUC, the PUC's overall treatment of the Company's filing and the effect of the rate cap imposed under the provisions of the Customer Choice Act;

	2. The actual market price of electricity over the transition period;

	3.  Future sales levels; and

	4. The extent to which the regulatory framework established by the Customer Choice Act will continue to be applied.

	Under the provisions of the Customer Choice Act, the Company's rates to PUC-jurisdictional customers are capped at the level in effect on January 1, 1997 through mid-2001 for transmission and distribution services and through the year 2005 for generation customers. By applying the CTC proposed by the Company in its Restructuring Plan (which is restricted by the rate cap) through the year 2005, the Company anticipates collecting $4,210 million of its stranded costs. Based on these projections, the remaining $401 million would be reflected as lower cash flow to the Company after the transition period than would have occurred with continued regulated rates.

	In this regard, it should be noted that the Company's stranded cost claim included in the Restructuring Plan is based on a projection of future market prices and assumes a significant portion of the Company's stranded costs will be recovered by way of increased market prices for electricity. This increase may or may not occur. To the extent that the market price of electricity does not increase as projected, the Company could be placed at risk for a greater non-recovery of stranded costs.

	In any event, it should be remembered that the estimate of under-recovery has been calculated on a discounted cash flow basis over 25 years and does not represent an estimate of an exposure to an accounting write-off. If the Restructuring Plan filed by the Company is accepted by the PUC, the Company will have essentially the same amount of revenues through the end of the transition period in 2005 that it would have had if today's regulated rates had been continued over that period of time.

	If the PUC permits full recovery of the Company's stranded costs, including full recovery of all regulatory assets and above-market NUG costs over the transition period, the Company estimates that its net income over the transition period would be reduced by about 5%.

	However, the PUC may make adjustments to components or assumptions included in the Restructuring Plan filed by the Company that could have an adverse effect on the amount of the CTC or the categories of stranded costs that are recoverable through the CTC. As a result of these uncertainties, from an accounting perspective the Company cannot determine whether and to what extent it may be subject to a write-off or a reduction in earnings until the PUC issues an order with respect to the Restructuring Plan. Based on the substantial amounts involved in the Restructuring Plan, should the Company be required to incur a write-off, it could be material in amount.

SFAS No. 71

	The Company believes that the Customer Choice Act establishes a definitive transition to market-based pricing for electric generation. This transition includes cost-of-service based ratemaking during the transition period. In addition, the Company's stranded costs will be collected through a non-bypassable CTC. Based on this structure, the Company believes it will continue to meet the requirements of Statement of Financial Accounting Standard ("SFAS") No. 71 throughout the transition period.

	At the conclusion of the transition period, the Company believes it will be at risk to recover its generation costs through market-based revenues. At that time, the Company expects to discontinue the application of SFAS No. 71 for the electric generation portion of its business.

	The Company understands that the Securities and Exchange Commission has begun inquiries regarding the appropriateness of the continued application of SFAS No. 71 by utilities in states that have enacted deregulation legislation similar to the Customer Choice Act. As discussed above, the Company believes it currently meets and will continue to meet the requirements to apply SFAS No. 71 during the transition period. In the event that the SEC concludes that the current regulatory and legal framework in Pennsylvania no longer meets the requirements to apply SFAS No. 71 to the generation business, the Company would reevaluate the financial impact of electric industry restructuring and a material write-off could occur.

	Given the current regulatory environment, the Company's electric transmission and distribution businesses are expected to remain regulated and, as a result, will continue application of the provisions of SFAS No. 71.

Securitization

	The Company is considering securitizing some portion of its stranded costs. However, the Company has not included an application for a qualified rate order as part of its Restructuring Plan. This should not be viewed as an indication that the Company is opposed to securitization.

	The Company has not included a request for securitization at this time for several reasons. First, there is tremendous uncertainty at the present time as to when and if the Company would be allowed to issue transition bonds. The current PECO securitization proceeding has been highly contentious and it appears likely that any PUC decision that permits PECO to issue transition bonds may be appealed by one or more of the parties. Any such appeal could significantly delay the actual issuance of transition bonds.

	Second, there are several unresolved issues regarding tax matters, structure and accounting issues that require further review. It is apparent that securitization requires much more analysis than originally contemplated. Rather than rushing to include securitization in the Restructuring Plan, the Company has elected to attempt to resolve these issues and present a more definitive proposal to the PUC.

	Third, the Restructuring Plan is itself complex and raises many important and novel issues. Given the likelihood of substantial delay in the issuance of transition bonds, the Company decided not to needlessly complicate its Restructuring Plan with a securitization proposal at this time.

	The Company supports securitization. In reaching a decision about securitization, the Company will carefully consider the specific nature of the stranded costs being securitized and how various categories of stranded costs can impact the relative benefits of securitization available to ratepayers and shareowners. For example, a considerable portion of the Company's stranded costs are related to regulatory assets and NUG contract payments that have not been financed with corporate debt or shareowner capital. The securitization of these costs may not provide rate reductions for our ratepayers in the same amount as for those stranded costs related to generating assets that have been previously so financed.

	In evaluating securitization, we will also consider the dilutive effect that securitization could have on earnings per share if proceeds from the issuance of transition bonds are used to buy back the common stock of PP&L Resources, Inc. at prices above book value and the savings from the repurchase of common stock are passed on to customers. The analysis will include the potential impact that such dilution could have on the level of common stock dividends paid by PP&L Resources, Inc.

	We will also consider the impact that securitization could have on the need for the Company to issue securities during the transition period that would not otherwise have been issued but for securitization.

             *               *               *

	For your reference, I have enclosed a copy of the news release issued by the Company today with respect to the filing of its Restructuring Plan with the PUC and a fact sheet that provides some additional details concerning the Restructuring
Plan.

	If you have questions concerning the Restructuring
Plan, the Company's claim for stranded cost recovery or plans for securitization, please feel free to call Tim Paukovits, our Investor Relations Manager (610/774-4124) or me (610/774-5613).

                                  Sincerely,



                                 /s/ John R. Biggar


Enclosures


	Certain statements contained herein are "forward-looking statements" within the meaning of the securities laws. Although the Company believes that the expectations reflected in such statements are reasonable, it can give no assurance that such expectations will prove to have been correct.